Exhibit 99.1

First Quarter 2012 Earnings Conference Call

PALM BEACH GARDENS, FL (May 09, 2012) – Aurora Diagnostics Holdings, LLC will hold a conference call to review its results for the first quarter 2012 on Wednesday, May 16, 2012, at 10:00 a.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers. Please reference conference ID# 77731730.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com. In addition, a telephonic replay of the conference call will be available through midnight on Wednesday, May 30, 2012 and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406. Please reference conference ID# 77731730.

The Company plans to file its Form 10-Q for the quarter ended March 31, 2012 with the Securities and Exchange Commission on Monday, May 14, 2012.

About Aurora Diagnostics

Aurora Diagnostics is a specialized laboratory company focused on anatomic pathology with 22 locations in the United States. Employing over 100 licensed physicians, Aurora Diagnostics provides high quality diagnostics and testing information for the patients of its primary referral sources, dermatologists, OB/GYN professionals, gastroenterologist, urologists, general surgeons, and oncologists.

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact Gregory A. Marsh, Executive Vice President and Chief Financial Officer, at gmarsh@auroradx.com.